Exhibit 10.32

                      SUPPLEMENTAL RETIREMENT AGREEMENT
                      ---------------------------------


  This SUPPLEMENTAL RETIREMENT AGREEMENT made as of the first day of January, 2002 between LOEWS CORPORATION (the "Company") and JONATHAN M. TISCH (the "Executive").

                             W I T N E S S E T H:

  WHEREAS, the Executive is currently serving as an executive officer of the Company.

  WHEREAS, the Company and the Executive desire that the executive retirement benefits be supplemented on the terms and conditions hereinafter set forth.

  NOW, THEREFORE, the Company and the Executive agree as follows:

  1. In connection with the Executive's employment with the Company and to provide supplemental retirement benefits to the Executive in addition to the Executive's compensation and other benefits, the Company hereby established an unfunded account (the "Supplemental Retirement Account") within the Loews Corporation Benefit Equalization Plan ("BEP") which shall be credited as follows:

  (a) The Supplemental Retirement Account shall be credited with an initial balance of $250,000, effective January 1, 2002 (the "2002 Amount").

  (b) On December 31, 2002 the 2002 Amount credited to the Executive's Supplemental Retirement Account shall be credited with the Pay-Based Credit which would have been credited under Section 3.2 of the Loews Corporation Cash Balance Plan (the "Plan") if the definition of "Compensation" under Section 1.9 of the Plan had not included the second sentence thereof.

  (c) On December 31, 2002 and each December 31 thereafter which precedes the Executive's retirement under the BEP, the Executive's Supplemental Retirement Account shall be credited with the Interest Credit which would have been credited under Section 3.3 of the Plan.

  2. The Executive shall become vested in the Supplemental Retirement Account as of December 31, 2002. At retirement under the BEP, the amount in the Supplemental Retirement Account shall be converted into an actuarially equivalent annuity, payable at the election of the Executive in the form of a single life annuity, a joint and survivor annuity, or a ten-year certain annuity payable monthly as defined in the Plan. Such election shall be independent of any election made under the Plan or under the regular BEP provisions. For purposes of this Agreement, the term "actuarial equivalent" shall have the meaning ascribed to it in Section 1.3 of the Plan



  3. In lieu of the benefits provided under paragraph 2 above, the Executive may request (at least one year prior to retirement) to receive the accumulated balance in the Executive's Supplemental Retirement Account in a lump sum upon retirement, provided that such request is approved by the Board of Directors of the Company.

  4. If the Executive should die before payments have commenced under paragraph 2 or 3, in lieu of the benefits due under paragraph 2 or 3, as applicable, the accumulated balance in the Supplemental Retirement Account shall be paid as soon as practicable after the Executive's death to his designated beneficiary under the Plan at such time.

  5. This Agreement provides an additional benefit to the Executive from the BEP, over and above the amounts payable under the regular provision of the BEP. Accordingly, the contribution to the Executive's Supplemental Retirement Account hereto shall not be deemed "Compensation" in determining benefits under the BEP and benefits hereunder shall not be deducted from the "Equalized Benefit" under the BEP. This Supplemental Retirement Account shall not affect the amounts payable under the Plan and BEP by virtue of the application of
Exhibit II of the Plan.

  6. This Agreement sets forth the entire understanding between the Company and the Executive with respect to the Supplemental Retirement Benefits which are the subject matter hereof and supercedes all prior understandings and agreements with respect thereto. No change, termination or waiver of any of the provisions hereof shall be binding unless in writing signed by the party against whom the same is sought to be enforced. This Agreement is governed by and shall be construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                 LOEWS CORPORATION



                                 By:          /s/ Barry Hirsch
                                     -----------------------------------



                                             /s/ Jonathan M. Tisch
                                     -----------------------------------
                                               JONATHAN M. TISCH













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